EXHIBIT 4.2


THIS NOTE AND THE SECURITIES ISSUABLE UNDER THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN, AND SUCH SECURITIES MUST BE, ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED.

                                     FORM OF

                        EVCI CAREER COLLEGES INCORPORATED

                           CONVERTIBLE PROMISSORY NOTE

                                                 DUE JULY 15, 2003

     EVCI CAREER COLLEGES INCORPORATED, a Delaware Company with offices at 35 East Grassy Sprain Road, Yonkers, New York 10710 (the "Company"), hereby promises to pay to ____________________________________________ (the "Holder"),
with an address at __________________________________, the sum in United States currency of _______________________, together with interest as provided below, on July 15, 2003 (the "Maturity Date").

     The following terms shall apply to this Note:

                                    ARTICLE I

                                     GENERAL

          1.1 Agreement. This Note is the Convertible Promissory Note due July 15, 2003 originally issued pursuant to the Subscription and Registration Rights Agreement, dated __________ between EVCI and the person to whom this Note was originally issued (the "Agreement"). This Note is entitled to the benefits of the Agreement and is also subject to the obligations imposed by the Agreement, including those benefits and obligations relating to registration rights.


          Capitalized terms used herein and not otherwise defined herein shall have the same meaning assigned to such terms in the Agreement.

           1.2 Certain Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

          "Automatic Conversion Date" shall mean the date upon which the Registration Statement becomes effective under the Securities Act.

          "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days. In any circumstance where a date of determination under this Note falls on a date that is not a Business Day, it shall be deemed to be the next Business Day.

          "Common Stock" shall mean the common stock, par value $.0001 per share, of the Company and includes any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "Company" shall have the meaning assigned to it in the introduction to this Note, such term to include any Company or other entity which shall succeed to or assume he obligations of the Company.

          "Conversion Price" shall mean $1.05, subject to adjustment as provided below.

          "Current Market Price" means the average closing bid price as reported on NASDAQ for the period of 10 consecutive Trading Days ending on the date of determination; provided, however, if the Common Stock is not listed or admitted to trading on NASDAQ, as reported on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading; or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "NASDAQ" shall mean the NASDAQ Smallcap Market or the NASDAQ National Market, as applicable.

          "Person" shall mean any individual, firm, partnership, Company, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on NASDAQ are reported thereon, (b) no event which results in a material suspension or limitation of trading on the Common Stock on NASDAQ has occurred and (c) at least one bid for the trading of Common Stock is reported on NASDAQ. For the purposes of this definition only, references to NASDAQ mean the applicable over-the-counter market or National Securities Exchange referred to in the definition of Current Market Price.



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

          1.3 Interest Rate. Interest shall accrue on this Note at 4% per annum, and shall be payable, together with principal, on the Maturity Date. Upon the occurrence and during the continuance of any event of default specified below, the amounts then due and payable under this Note (including the entire principal and accrued interest if such payments are accelerated at the election of the Holder) shall bear interest equal to 10 percent per annum from the due date thereof until paid in full or such Event of Default has been cured or waived (the "Default Interest Rate"). The Holder, at its sole option, may require the Company to pay the accrued interest when due under this Note wholly or partly in cash or shares of Common Stock. The number of shares of Common Stock payable will be calculated by dividing the amount of interest allocated by the Company for such payment by the Current Market Price.

          1.4 No Prepayment. The Company may not prepay this Note in whole or in part.

          1.5 Subordination. The Holder of this Note, by acceptance hereof, hereby subordinates all indebtedness of the Company evidence by this Note or any modification or renewal hereof to all principal, interest and other amounts payable by the Company under any and all other indebtedness of the Company for money borrowed and or any future indebtedness of the Company for money borrowed, and the Holder hereof agrees not to demand, accept or receive, directly or indirectly, any payment of principal, interest or other amount on account of the indebtedness evidenced by this Note or any modification or renewal hereof, or any collateral therefor, in contravention of such subordination. The Holder agrees that, while the foregoing subordination provisions are self-operating, the Holder will execute and deliver a subordination agreement in customary form that is requested by any Person to which the Company is, or proposes to be, indebted for money borrowed.



                                   ARTICLE II

                               CONVERSION RIGHTS


     The Holder shall have the right to convert the principal amount due under this Note into shares of the Company's Common Stock as set forth below.



          2.1 Optional Conversion.

          (a) At any time prior to the Automatic Conversion Date, not less than the entire principal amount of this Note shall be convertible, at the option of the Holder, into the number of fully paid and non-assessable shares of the Common Stock as equals the quotient of the entire principal amount of this Note divided by the Conversion Price.



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

          (b) In order to exercise such conversion right, the Holder shall surrender this Note, at the principal office of the Company or the Company's transfer agent for its Common Stock, or at such other office as the Company may designate, together with the Form of Election to Convert Note attached hereto as Exhibit A, or a reasonable facsimile thereof, duly completed and executed by the Holder (the "Conversion Notice"); provided, however, that the Holder shall not be permitted to designate another person to be the Holder of Common Stock issuable upon conversion of this Note if the issuance to another Person would violate federal or state securities laws and unless the Holder pays all applicable transfer or similar taxes with respect thereto. Within 10 Business Days after such surrender of this Note and giving of the Conversion Notice and payment by the Holder of any applicable transfer or similar taxes (the date by which all of these events shall have occurred being the "Optional Conversion Date"), the Company shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, in the name or names and to the address or addresses specified in the Conversion Notice, subject to any securities law restrictions on transferability, (ii) a check in payment for any fractional shares, as provided below, and (iii) a check or shares of Common Stock in payment of all accrued interest as of the Optional Conversion Date. The Conversion Notice shall constitute a contract between the Holder and the Company whereby the Holder shall be deemed to subscribe for the amount of Common Stock which the Holder shall be entitled to receive upon such conversion and whereby the Company shall be deemed to agree that the surrender of this Note, the giving of the Conversion Notice and the payment of any applicable transfer or similar taxes shall constitute full payment of such subscription for Common Stock to be issued upon such conversion.

          (c) On the Optional Conversion Date, the Holder shall cease to be the Holder of this Note and all rights whatsoever with respect to this Note shall terminate (except the rights of the Holder to receive shares of Common Stock and cash in respect of fractional shares and to receive accrued interest) and the Person(s) in whose name any certificate(s) for Common Stock are issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby for all purposes.

     2.2 Automatic Conversion.

          (a) If not previously converted, on the Automatic Conversion Date the entire principal amount of this Note shall be automatically converted into the number of fully paid and non-assessable shares of Common Stock as equals the quotient of entire principal amount of this Note divided by the Conversion Price.

          (b) Within five Business Days after receipt by the Company of this Note and payment by the Holder of any applicable transfer or similar taxes, the Company shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of this Note, in the name or names and to the address or address specified by the Holder, subject to compliance with applicable federal and state securities laws, (ii) a check in payment for any fractional shares and (iii) a check or shares of Common Stock in payment of all accrued interest as of the Automatic Conversion Date.

          (c) At the opening of business on the Automatic Conversion Date, the Holder shall cease to be a holder of this Note and all rights whatsoever with respect to this Note shall terminate (except the rights of the Holder to receive shares of Common Stock and cash in respect of fractional shares and to receive accrued interest) and the Person(s) in whose name any certificate(s) for Common Stock are issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby for all purposes.



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

                                  ARTICLE III

                                EVENTS OF DEFAULT

          The occurrence of any of the following events of default shall entitle the Holder, by notice to the Company, to declare all sums of principal and interest and all other amounts payable hereunder immediately due and payable:

          3.1 Failure to Pay Principal or Interest. The Company fails to pay any principal or interest when due.

          3.2 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and not dismissed within 60 days of being instituted.



                                   ARTICLE IV

                                  ADJUSTMENTS

          4.1 Stock Splits and Dividends. If after the date of this Note, the Company subdivides the Common Stock, by split-up or otherwise, or combines the Common Stock, or issues additional shares of Common Stock in payment of a stock dividend on the Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend and proportionately increased in the case of a combination.

          4.2 Mergers and Reclassifications. If after the date of this Note, there shall be any reclassification or recapitalization of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 4.1), or any consolidation of the Company with, or merger of the Company into, another Company or other business organization (other than a consolidation or merger in which the Company is the continuing Company and which does not result in any reclassification or recapitalization of the Common Stock), or any sale or conveyance to another Company or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, recapitalization, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor, in form reasonably satisfactory to the Holder, shall be delivered to the Holder, so that the Holder shall thereafter have the right to convert this Note into the kind and amount of shares of stock and other securities and property which the Holder would have been entitled to receive upon conversion of this Note if such conversion had occurred immediately prior to such reclassification, recapitalization, consolidation, merger, sale or conveyance and, in any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Conversion Price) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon conversion of this Note.




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

                                   ARTICLE V

                                  MISCELLANEOUS

          5.1 No Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          5.2 Cumulative Rights. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.3 No Fractional Shares. Notwithstanding any adjustment pursuant to
Section 4, the Company shall not be required to issue fractions of shares upon conversion of this Note or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the applicable Optional or Automatic Conversion Date.

          5.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, receipt confirmed; (iii) three days after being sent by U.S. certified mail, return receipt requested; or (iv) one day after deposit with a nationally recognized overnight delivery service; in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

              EVCI Career Colleges Incorporated
              35 East Grassy Sprain Road
              Suite 200
              Yonkers, New York  10710
              Telephone:  (914) 787-3500
              Facsimile:  (914) 395-3498
              Attention:  Chief Financial Officer

          If to the Holder, to its address and facsimile number on the signature page of the Agreement.

          Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the conversion of this Note shall be effective in the manner provided in Article II.

          5.5 Not Negotiable. This Note is not a negotiable instrument. It may be transferred but only in compliance with applicable federal and state securities laws.

          5.6 Amendments. This Note and any other term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.



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

          5.7 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

          5.8 Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Note may be brought in any court located in Westchester County, State of New York, and by execution and delivery of this Note, the Holder hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Note or its subject matter may not be enforced in or by such court.

          5.9 Costs of Collection. If any payment due hereunder is not paid when due, the Company agrees to pay all costs of collection, including reasonable attorney's fees, all of which shall be added to the amount due hereunder, such charges to bear interest at the Default Interest Rate.

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of this _______ day of _______ 2002.



                                     EVCI CAREER COLLEGES INCORPORATED


                                     By: _______________________________________

                                     Title: ____________________________________


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

                                                                    EXHIBIT A to
                                                     Convertible Promissory Note


                        EVCI CAREER COLLEGES INCORPORATED

                            ELECTION TO CONVERT NOTE

          The undersigned hereby irrevocably elects to purchase _______ shares of Common Stock, par value $.0001 per share ("Common Stock"), of EVCI CAREER COLLEGES INCORPORATED ("EVCI") by coverting entire principal amount of the Convertible Promissory Note (the "Note") dated _______________, in the principal amount of $ and issued to the undersigned. The undersigned hereby requests that certificate(s) for such shares and payment of accrued interest and for fractional shares be issued and made as follows:

ISSUE/PAY TO*: _________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Individual(s):


_____________________________________      _____________________________________
Signature (exactly as name appears on      Signature of spouse, joint tenant,
Note tendered)                             tenant in commmon, or other required
                                           signature

_____________________________________      _____________________________________
Print or type name                         Print or type name

Entity:


_____________________________________
Print or type name of entity (exactly
as name appears on Note tendered)


By: _________________________________
Name:
Title:

(All signatures must be guaranteed by an eligible guarantor institution that is a member of a recognized medallion signature guarantee program.)

Date:________________________________

     * If other than the Holder specified on the Note delivered with this Election to Convert Note, the conversion is subject to compliance with applicable securities laws and the payment of any applicable transfer or similar taxes.


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